CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our reports dated January 29, 1999 and January 23, 1998, included in this Form 8-K, on our audits of the consolidated financial statements of First Business Bancshares of Kansas City, Inc. for the years ended December 31, 1998, 1997 and 1996.

We also consent to the incorporation by reference in the following Registration Statement and related Prospectus of Gold Banc Corporation, Inc. Of our reports dated January 29, 1999 and January 23, 1998, on our audits of the consolidated financial statements of First Business Bancshares of Kansas City, Inc. included in this Form 8-K for the years ended December 31, 1998, 1997 and 1996.


                         Registration
     Form                Statement No.            Purpose

      S-4                  333-65539         Shelf registration
                                             of 3,920,292 shares
                                             of Common Stock


                              /s/ BAIRD, KURTZ & DOBSON



Kansas City, Missouri
November 17, 1999
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